SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2007
QLT INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (604) 707-7000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
        (e) On May 17, 2007, the Board of Directors of QLT Inc. (the “Company”), based on the recommendation of the Executive Compensation Committee of the Board of Directors, approved the 2007 cash incentive compensation structure for the Company’s officers, which modifies the cash incentive compensation structure that was used in 2006 except with respect to the Company’s Chief Executive Officer. The annual cash incentive compensation that each executive officer is eligible to receive for 2007 is based on a pre-determined target percentage of the base salary for each executive officer and varied by position among the executive officers as follows:

Level	Target Bonus (as a % of base salary)	Range of Possible Bonus Payment (as a % of base salary)	Weighting between Corporate and Individual Goals

Chief Executive Officer	50%	0 - 100%	100% Corporate

Chief Financial Officer and Senior Vice Presidents	45%	0 - 90%	75% Corporate/ 25% Individual

Vice Presidents who are Executive Officers	40%	0 - 80%	75% Corporate/ 25% Individual

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.
By:	/s/ Cameron Nelson
Cameron Nelson
Vice President, Finance and Chief Financial Officer

Date: May 23, 2007